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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Dated of earliest event reported): July 31, 2002

                             RESOURCE AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                      0-4408                      72-0654145
-----------------------           -------------              -------------------
(State of incorporation            (Commission                (I.R.S. Employer
   or organization)                File Number)              Identification No.)


         1845 Walnut Street, 10th Floor, Philadelphia, PA     19103
         ------------------------------------------------------------
              (Address of principal executive offices)     (Zip code)


Registrant's telephone number, including area code (215) 546-5005
                                                   ---------------


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Item 5   Other Events

         Effective July 31, 2002, Atlas Pipeline Partners, L.P. has exercised its right under the contribution agreement, dated January 18, 2002, among Atlas Pipeline Partners, Atlas Pipeline Partners GP, LLC, Resource America, Inc., Vulcan Intermediary, L.L.C. and New Vulcan Coal Holdings, L.L.C. to terminate its agreement to acquire Triton Coal Company, L.L.C. Since consummation of the contribution agreement was a condition to the consummation of the agreement of energy subsidiaries of Resource America, Inc. to sell their 100% membership interest in Atlas Pipeline Partners GP, LLC to New Vulcan Coal Holdings, L.L.C. for $29.0 million in cash, that agreement is likewise terminated. Atlas Pipeline Partners GP, LLC is the general partner of Atlas Pipeline Partners, L.P., a publicly traded limited partnership that owns and operates gas gathering systems in Western Pennsylvania, Western New York and Eastern Ohio. Resource America currently owns 1,641,026 subordinated units of Atlas Pipeline Partners.

Item 7   Financial Statements and Exhibits

         (c)   Exhibits

               99   Press Release, July 31, 2002



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RESOURCE AMERICA, INC.

                                            By:  /s/ Steven J. Kessler
                                                 -----------------------------
                                            Name:  Steven J. Kessler
Date: August 1, 2002                        Title:  Chief Financial Officer